Exhibit 99.1

Oxford Industries, Inc. Press Release

222 Piedmont Avenue, N.E. • Atlanta, Georgia 30308

Contact:	Anne M. Shoemaker
Telephone:	(404) 653-1455
Fax:	(404) 653-1545
E-Mail:	ashoemaker@oxfordinc.com

FOR IMMEDIATE RELEASE
November 22, 2010

Oxford Industries Announces Agreement to Sell its

Oxford Apparel Group for $121.7 Million

—Expects Third Quarter Earnings to Exceed Guidance—

—Company to Hold Conference Call Today at 5:00 p.m.—

ATLANTA, GA. — Oxford Industries, Inc. (NYSE:OXM) announced today that it has signed a definitive agreement to sell substantially all of Oxford Apparel, one of its operating groups, to LF USA, a subsidiary of Hong Kong-based multinational Li & Fung Limited, the global consumer goods exporter, for $121.7 million.  The transaction, which is structured as an asset sale, is expected to close by the end of the calendar year and is subject to customary closing conditions.

“We believe the strong balance sheet and increased liquidity that will result from this transaction will provide us with additional capacity to aggressively develop our key lifestyle brands, Tommy Bahama® and Ben Sherman®, while maintaining Lanier Clothes’ high level of performance.  At the same time, we will have the financial flexibility to pursue acquisitions and opportunistically enhance our capital structure,” commented J. Hicks Lanier, Chairman and Chief Executive Officer of Oxford Industries, Inc.  “Since acquiring Tommy Bahama, our vision for Oxford has been to utilize our financial resources to transform our Company into a leading marketer and distributor of iconic, global lifestyle brands.  This transaction is an important step on that path, which we believe will reinforce our ability to fulfill that vision, drive growth and create shareholder value.”

The Company expects to report a gain of approximately $2.80 per diluted share on the sale and expects the net cash proceeds to approximate $90 million after the collection of retained accounts receivable, the sale of in-transit inventory to LF USA and the payment of retained liabilities, transaction expenses and income taxes.  The Company’s Oxford Golf® business and a distribution center in Lyons, GA, which are a part of Oxford Apparel, are not included in the transaction and will continue to be operated by the Company.

For the third quarter ended October 30, 2010, the Company expects to report sales of approximately $205 million and earnings per share of approximately $0.33, which exceeds its previously issued guidance of $0.25 to $0.30 per share.  The Company attributes the improved performance to stronger than anticipated results from continuing operations.  The Company noted that the $0.33 of estimated earnings in the third quarter includes approximately $0.25 relating to discontinued operations.  The third quarter is historically Oxford Apparel’s strongest

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quarter and Tommy Bahama’s weakest quarter of the year.  The Company will report actual results from operations for the third quarter ended October 30, 2010 and update its fiscal 2010 guidance on December 8, 2010, after the market close.

The Company has included with this press release certain pro forma and other financial information.

Conference Call

The Company will hold a conference call with senior management to discuss the transaction at 5:00 p.m. ET today.  A live web cast of the conference call will be available on the Company’s website at www.oxfordinc.com.  Please visit the website at least 15 minutes before the call to register for the teleconference web cast and download any necessary software.  A replay of the call will be available through December 6, 2010.  To access the telephone replay, participants should dial 1-877-870-5176.  The access code for the replay is 4599214.  A replay of the web cast will also be available following the teleconference on the Company’s website at www.oxfordinc.com.

About Oxford

Oxford Industries, Inc. is an international apparel design, sourcing and marketing company featuring a diverse portfolio of owned and licensed brands and a collection of private label apparel businesses.  Oxford’s brands include Tommy Bahama®, Ben Sherman®, Oxford Golf®, Arnold Brant® and Billy London®.  The Company also holds exclusive licenses to produce and sell certain product categories under the Kenneth Cole®, Geoffrey Beene® and Dockers® labels.  Oxford’s wholesale customers are found in every major channel of distribution, including national chains, specialty catalogs, mass merchants, department stores, specialty stores and Internet retailers.  The Company operates retail stores, restaurants and Internet websites for some of its brands.  The Company also has license arrangements with select third parties to produce and sell certain product categories under its Tommy Bahama and/or Ben Sherman brands.  Oxford’s stock has traded on the New York Stock Exchange since 1964 under the symbol OXM.  For more information, please visit Oxford’s website at www.oxfordinc.com.

About LF USA

LF USA is a subsidiary of Li & Fung Limited, the Hong Kong-headquartered multinational export group, and is recognized as the world’s leader in consumer goods design, development and sourcing.  From over 80 offices in the United States, Europe, Africa and Asia, the Group manages the supply chain for retailers and brands worldwide and sources from more than 40 economies.  Corporate website: www.lifung.com.

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CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This press release may include statements that are forward-looking statements within the meaning of the federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. We intend for all forward-looking statements contained herein or on our website, and all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf, to be covered by the safe harbor provisions for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Important assumptions relating to these forward-looking statements include, among others, assumptions regarding the consummation and impact of potential acquisition or disposition activities, including the announced sale of substantially all of our Oxford Apparel Group, the impact of economic conditions on consumer demand and spending, demand for our products, timing of shipments requested by our wholesale customers, expected pricing levels, competitive conditions, the timing and cost of planned capital expenditures, costs of products and raw materials we purchase, access to capital and/or credit markets, expected outcomes of pending or potential litigation and regulatory actions and disciplined execution by key management. Forward-looking statements reflect our current expectations, based on currently available information, and are not guarantees of performance. Although we believe that the expectations reflected in such forward-looking statements are reasonable, these expectations could prove inaccurate as such statements involve risks and uncertainties, many of which are beyond our ability to control or predict. Should one or more of these risks or uncertainties, or other risks or uncertainties not currently known to us or that we currently deem to be immaterial, materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Important factors relating to these risks and uncertainties include, but are not limited to, those described in Part I, Item 1A. contained in our Annual Report on Form 10-K for the period ended January 30, 2010 under the heading “Risk Factors” and those described from time to time in our future reports filed with the SEC.

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OXFORD INDUSTRIES, INC.
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

This unaudited pro forma financial information should be read in conjunction with our consolidated financial statements and notes included in our annual report filed on Form 10-K for the year ended January 30, 2010 (fiscal 2009) and our unaudited condensed consolidated financial statements and notes included in our quarterly report on Form 10-Q for the second quarter of fiscal 2010 (quarter ended July 31, 2010).

On November 22, 2010, we entered into a definitive agreement to sell substantially all of the assets and operations of our Oxford Apparel Group for approximately $121.7 million. The transaction is expected to close by December 31, 2010.

The following unaudited pro forma condensed consolidated statements of operations for fiscal 2009 and the first half of fiscal 2010 have been prepared to give effect to the disposal of substantially all of the assets and operations of our Oxford Apparel Group (which we refer to as the Discontinued Operations) as if the disposal had occurred on January 31, 2009 (the first day of fiscal 2009), and the following unaudited pro forma condensed consolidated balance sheet as of July 31, 2010 has been prepared to give effect to the disposal of the Discontinued Operations as if the disposal had occurred on July 31, 2010.

We have also included certain unaudited pro forma operating group operating income information for fiscal 2009 and the first half of fiscal 2010 which give effect to the disposal of the Discontinued Operations as if the disposal had occurred on the first day of fiscal 2009.  To provide investors and others with meaningful information regarding our continuing operations, in accordance with the criteria for discontinued operations under U.S. generally accepted accounting principles (U.S. GAAP), the following unaudited pro forma financial statements also include in the Discontinued Operations the operations of certain programs / businesses of the Oxford Apparel Group which we had exited in prior periods.

These unaudited pro forma condensed consolidated financial statements and the unaudited pro forma operating group operating income information were prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the disposals been completed as of the dates specified above.  The amount or timing of proceeds to be received as presented in the pro forma balance sheet as of July 31, 2010 is not necessarily reflective of the total anticipated impact of the transaction at closing due to (1) the impact that seasonal differences will have on working capital between July 31, 2010 and the date the closing of the transaction actually occurs and (2) our retention, at closing, of certain working capital amounts related to the discontinued operations including certain accounts receivable, inventory in-transit and current liabilities; however, the pro forma condensed consolidated balance sheet has been prepared as if these retained working capital amounts were transferred as of July 31, 2010 in order to show the total impact on cash resulting from the disposal, including the realization of the net cash flows from the retained working capital.  These retained assets and liabilities will ultimately result in cash inflows or outflows to us substantially all of which are expected to occur within 90 days after the disposal is completed and therefore will impact the amount of cash realized from the disposal.

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OXFORD INDUSTRIES, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FISCAL 2009

(UNAUDITED)

(in thousands, except per share amounts)

	As Reported	Pro Forma Adjustments		Pro Forma
	(a)	(b)		(c)
Net sales	$800,658	$(215,352)		$585,306
Cost of goods sold	466,975	(172,482)		294,493
Gross profit	333,683	(42,870)		290,813

SG&A	304,330	(21,841	)(d)	282,489
Amortization of intangible assets	1,256	(39)		1,217
	305,586	(21,880)		283,706
Royalties and other operating income	13,057	(1,254)		11,803
Operating income	41,154	(22,244)		18,910

Interest expense, net	21,361	(892	)(e)	20,469
Earnings (loss) before income taxes	19,793	(21,352)		(1,559)

Income taxes	5,169	(8,114	)(f)	(2,945)
Net earnings from continuing operations	14,624	(13,238)		1,386

Net earnings from continuing operations per common share:
Basic	$0.90	$(0.81)		$0.09
Diluted	$0.90	$(0.81)		$0.09

Weighted average common shares outstanding:
Basic	16,297			16,297
Dilution	7			7
Diluted	16,304			16,304

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OXFORD INDUSTRIES, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FIRST HALF FISCAL 2010

(UNAUDITED)

(in thousands, except per share amounts)

	As Reported	Pro Forma Adjustments		Pro Forma
	(g)	(b)		(h)
Net sales	$404,281	$(97,675)		$306,606
Cost of goods sold	214,869	(76,988)		137,881
Gross profit	189,412	(20,687)		168,725

SG&A	159,998	(10,665	)(d)	149,333
Amortization of intangible assets	499	(21)		478
	160,497	(10,686)		149,811
Royalties and other operating income	7,872	(636)		7,236
Operating income	36,787	(10,637)		26,150

Interest expense, net	10,152	(132	)(e)	10,020
Earnings before income taxes	26,635	(10,505)		16,130

Income taxes	6,919	(3,992	)(f)	2,927
Net earnings from continuing operations	19,716	(6,513)		13,203

Net earnings from continuing operations per common share:
Basic	$1.19	$(0.39)		$0.80
Diluted	$1.19	$(0.39)		$0.80

Weighted average common shares outstanding:
Basic	16,515			16,515
Dilution	12			12
Diluted	16,527			16,527

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OXFORD INDUSTRIES, INC.
NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(a)          Derived from our consolidated statement of operations included in our annual report filed on Form 10-K for fiscal 2009. Our statement of operations for fiscal 2009 includes certain pre-tax charges comprised of LIFO accounting charges of $4.9 million, restructuring charges of $2.6 million and write-off of deferred financing charges of $1.8 million, as well as a $2.9 million reduction in taxes related to these charges.

(b)         Represents the respective historical individual line items of the Discontinued Operations’ statements of operations, except as otherwise noted.

(c)          Fiscal 2009 includes certain pre-tax charges comprised of LIFO accounting charges of $4.9 million, restructuring charges of $2.6 million and write-off of deferred financing charges of $1.8 million, as well as a $2.9 million reduction in taxes related to these charges.

(d)         Represents SG&A of the Discontinued Operations, but excludes approximately $1.5 million in fiscal 2009 and approximately $0.6 million in the first half of fiscal 2010 of corporate overhead and service costs that had previously been allocated to the Discontinued Operations. Such corporate overhead and service costs are not expected to be eliminated as a result of the disposal of the Discontinued Operations and have therefore been included in Corporate and Other.

(e)          Represents interest expense that would not have been incurred had the disposal of the Discontinued Operations occurred as of January 31, 2009. It is assumed for this purpose that proceeds from the disposal, net of tax, would have been used to repay all obligations outstanding under our $175 million U.S. secured revolving credit facility, and therefore, we have allocated all interest expense previously recognized under the revolving credit facility to Discontinued Operations.

(f)            Represents income taxes calculated at the statutory rate that would not have been incurred had the disposal of the Discontinued Operations occurred as of January 31, 2009.

(g)         Derived from our consolidated statement of operations included in our quarterly report on Form 10-Q for the second quarter of fiscal 2010. Our statement of operations for the first half of fiscal 2010 includes pre-tax LIFO accounting charges of $1.6 million and the associated reduction in taxes of $0.5 million.

(h)         The first half of fiscal 2010 includes pre-tax LIFO accounting charges of $1.6 million and the associated reduction in taxes of $0.5 million.

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OXFORD INDUSTRIES, INC.

PRO FORMA OPERATING GROUP INFORMATION

FISCAL 2009

(UNAUDITED)

(in thousands)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Operating Income, as reported (a)
Tommy Bahama	$12,250	$13,379	$2,143	$9,743	$37,515	(b)
Ben Sherman	(1,976)	(6,308)	2,323	(2,655)	(8,616	)(c)
Lanier Clothes	2,737	2,701	5,243	1,708	12,389
Oxford Apparel	5,193	4,129	6,342	3,708	19,372
Corporate & Other	(4,792)	(7,564)	(4,835)	(2,315)	(19,506	)(d)
Total Operating Income, as reported	$13,412	$6,337	$11,216	$10,189	$41,154

Pro Forma Adjustments
Tommy Bahama	$—	$—	$—	$—	$—
Ben Sherman	—	—	—	—	—
Lanier Clothes	—	—	—	—	—
Oxford Apparel	(5,311)	(4,522)	(6,650)	(4,307)	(20,790	)(e)
Corporate & Other	(423)	(336)	(392)	(303)	(1,454	)(f)
Total Pro Forma Adjustments	$(5,734)	$(4,858)	$(7,042)	$(4,610)	$(22,244)

Pro Forma
Tommy Bahama	$12,250	$13,379	$2,143	$9,743	$37,515	(b)
Ben Sherman	(1,976)	(6,308)	2,323	(2,655)	(8,616	)(c)
Lanier Clothes	2,737	2,701	5,243	1,708	12,389
Oxford Apparel	(118)	(393)	(308)	(599)	(1,418	)(g)
Corporate & Other	(5,215)	(7,900)	(5,227)	(2,618)	(20,960	)(d)
Total Pro Forma Operating Income	$7,678	$1,479	$4,174	$5,579	$18,910

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OXFORD INDUSTRIES, INC.

PRO FORMA OPERATING GROUP INFORMATION

FIRST HALF OF FISCAL 2010

(UNAUDITED)

(in thousands)

	First Quarter	Second Quarter	First Half
Operating Income, as reported (h)
Tommy Bahama	$17,861	$14,172	$32,033
Ben Sherman	522	(598)	(76)
Lanier Clothes	4,359	2,809	7,168
Oxford Apparel	5,971	3,358	9,329
Corporate & Other	(7,292)	(4,375)	(11,667	)(d)
Total Operating Income, as reported	$21,421	$15,366	$36,787

Pro Forma Adjustments
Tommy Bahama	$—	$—	$—
Ben Sherman	—	—	—
Lanier Clothes	—	—	—
Oxford Apparel	(6,082)	(3,914)	(9,996	)(e)
Corporate & Other	(368)	(273)	(641	)(f)
Total Pro Forma Adjustments	$(6,450)	$(4,187)	$(10,637)

Pro Forma
Tommy Bahama	$17,861	$14,172	$32,033
Ben Sherman	522	(598)	(76)
Lanier Clothes	4,359	2,809	7,168
Oxford Apparel	(111)	(556)	(667	)(g)
Corporate & Other	(7,660)	(4,648)	(12,308	)(d)
Total Pro Forma Operating Income	$14,971	$11,179	$26,150

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OXFORD INDUSTRIES, INC.
NOTES TO PRO FORMA OPERATING GROUP INFORMATION

(UNAUDITED)

(a)   Derived from Oxford Industries, Inc.’s annual report filed on Form 10-K for fiscal 2009.

(b)   Includes a pre-tax charge of $0.5 million related to the impairment of property, plant and equipment in the fourth quarter of fiscal 2009.

(c)   Includes a pre-tax charge of $2.0 million related to restructuring charges associated with Ben Sherman’s exit from its footwear, kids and women’s operations during fiscal 2009.

(d)   Includes pre-tax LIFO accounting charges of $4.9 million in fiscal 2009 and $1.6 million in the first half of fiscal 2010.

(e)   Represents the operating income impact of the Discontinued Operations’ statements of operations, excluding the corporate overhead costs previously allocated to the Discontinued Operations referenced in (f) below.

(f)    Represents the corporate overhead costs previously allocated to the Discontinued Operations, which are not expected to be eliminated as a result of the disposal of the Discontinued Operations.

(g)   Represents the portion of Oxford Apparel which we will continue to operate including the golf apparel business and a Lyons, Georgia distribution center. Net sales related to the golf and distribution center business for the first, second, third and fourth quarters of fiscal 2009 were $1.7 million, $1.0 million, $1.9 million and $1.2 million, respectively. Net sales related to this business for the first and second quarters of fiscal 2010 were $2.2 million and $2.0 million, respectively.

(h)   Derived from Oxford Industries, Inc.’s quarterly reports filed on Form 10-Q for the first quarter and second quarter of fiscal 2010.

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OXFORD INDUSTRIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

JULY 31, 2010

(UNAUDITED)

(in thousands, except par amounts)

	As Reported	Pro Forma Adjustments	Pro
	(a)	(b)	Forma
ASSETS
Current Assets:
Cash and cash equivalents	$28,171	$84,910 (c)	$113,081
Receivables, net	74,611	(28,957)	45,654
Inventories, net	76,330	(19,104)	57,226
Prepaid expenses, net	15,484	(271)	15,213
Deferred tax assets	15,384	—	15,384
Total current assets	209,980	36,578	246,558
Property, plant and equipment, net	73,919	(985)	72,934
Intangible assets, net	136,233	(7)	136,226
Other non-current assets, net	22,623	(6,410)	16,213
Total Assets	$442,755	$29,176	$471,931
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable, other accrued expenses and accrued compensation	$97,949	$(18,897)	$79,052
Short-term debt and current maturities of long-term debt	1,195	—	1,195
Total current liabilities	99,144	(18,897)	80,247
Long-term debt, less current maturities	146,736	—	146,736
Other non-current liabilities	46,965	(565)	46,400
Non-current deferred income taxes	28,143	2,149 (d)	30,292
Commitments and contingencies
Shareholders’ Equity:
Common stock, $1.00 par value per common share	16,561	—	16,561
Additional paid-in capital	94,442	—	94,442
Retained earnings	35,437	46,489 (e)	81,926
Accumulated other comprehensive loss	(24,673)	—	(24,673)
Total shareholders’ equity	121,767	46,489	168,256
Total Liabilities and Shareholders’ Equity	$442,755	$29,176	$471,931

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OXFORD INDUSTRIES, INC.
NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(a)	Derived from Oxford Industries, Inc.’s quarterly report on Form 10-Q as of July 31, 2010.
(b)

Represents the elimination of the Oxford Apparel Group’s balance sheet that was assumed sold as of July 31, 2010, unless otherwise noted. The amount or timing of proceeds to be received as presented as of July 31, 2010 is not necessarily reflective of the total anticipated impact of the transaction at closing due to (1) the impact that seasonal differences will have on working capital between July 31, 2010 and the date the closing of the transaction actually occurs and (2) our retention, at closing, of certain working capital amounts related to the discontinued operations including certain accounts receivable, inventory in-transit and current liabilities. The estimated proceeds as of July 31, 2010 has been presented as if these retained working capital amounts were transferred as of July 31, 2010 in order to show the total impact on cash resulting from the disposal, including the realization of the net cash flows from the retained working capital. The retained assets and liabilities will ultimately result in cash inflows or outflows to us substantially all of which are expected to occur within 90 days after the disposal is completed.

(c)

Represents the net increase in cash resulting from the $121.7 million sales price of the transaction less (1) a $6.7 million working capital adjustment, (2) $3.8 million in transaction related costs and (3) $26.3 million of estimated income taxes (at the statutory rate) related to the transaction. The $84.9 million of proceeds reflect the realization of all retained working capital into cash as of July 31, 2010.

(d)	Represents the tax impact related to the difference between the book and tax basis of certain assets.
(e)	Represents the net gain on the transaction after considering transaction costs, and income taxes.

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RECONCILIATION OF CERTAIN UNAUDITED PRO FORMA OPERATING RESULTS INFORMATION TO CERTAIN PRO FORMA OPERATING RESULTS, AS ADJUSTED

Set forth below is our reconciliation of certain operating results information to the operating results information, as adjusted, for fiscal 2009 and the first half of fiscal 2010. The operating results, as adjusted, excludes the impact of (i) LIFO accounting adjustments, (ii) restructuring charges, (iii) the write-off of unamortized deferred financing costs in association with changes in our debt facilities and (iv) changes to income taxes resulting from the adjustments above.   We believe that investors often look at ongoing operations as a measure of assessing performance and as a basis for comparing past results against future results. Therefore, we believe that presenting our operating results excluding these items provides useful information to investors because this allows investors to make decisions based on our ongoing operations. We use the operating results excluding these items to discuss our business with investment institutions, our board of directors and others. Further, we believe that presenting our results excluding these items provides useful information to investors because this allows investors to compare our results for the periods presented to other periods. All dollar amounts presented are in thousands, except for per share amounts.

	Full Year Fiscal 2009	First Half Fiscal 2010
Pro forma operating results (a)
Gross profit	$290,813	$168,725
Gross margin (gross profit, as a percentage of net sales)	49.7%	55.0%
Operating income	18,910	26,150
Interest expense, net	20,469	10,020
(Loss) earnings before income taxes	(1,559)	16,130
Income tax (benefit) provision	(2,945)	2,927
Net earnings from continuing operations	$1,386	$13,203
Diluted net earnings from continuing operations per common share	$0.09	$0.80
Weighted average common shares outstanding — diluted	16,304	16,527
Adjustments
LIFO accounting adjustments in cost of goods sold (b)	$4,943	$1,627
Restructuring charges included in cost of goods sold (c)	355	—
Restructuring charges included in SG&A (c)	2,201	—
Write-off of deferred financing costs (d)	1,759	—
Impact of taxes on above changes (e)	(2,897)	(520)
Total adjustments to net earnings (loss)	$6,361	$1,107
Pro forma operating results, as adjusted
Gross profit	$296,111	$170,352
Gross margin (gross profit, as a percentage of net sales)	50.6%	55.6%
Operating income	26,409	27,777
Interest expense, net	18,710	10,020
Earnings before income taxes	7,699	17,757
Income tax (benefit) provision	(48)	3,447
Net earnings from continuing operations	$7,747	$14,310
Diluted net earnings from continuing operations per common share	$0.48	$0.87
Weighted average common shares outstanding — diluted	16,304	16,527

(a)

Derived from pro forma statements of operations included in this press release which adjust the as reported financial statements for the disposal of substantially all of the operations of the Oxford Apparel Group.

(b)	Reflect the net impact of LIFO accounting adjustments to Corporate and Other in each period presented.
(c)	Reflect restructuring charges associated with Ben Sherman’s exit from its footwear, kids and women’s operations and a leasehold impairment charge in Tommy Bahama.
(d)	Reflects the write-off of unamortized deferred financing costs associated with the satisfaction and discharge of our 8 7/8% senior unsecured notes in June 2009.
(e)	Reflects the net tax impact of the adjustments above.

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